UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2022

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

UGI Utilities Note Purchase Agreement

On June 30, 2022, UGI Utilities, Inc. (“UGI Utilities”), a wholly owned subsidiary of UGI Corporation (the “Company”), entered into a Note Purchase Agreement (the “Utilities Note Purchase Agreement”) with certain persons (the “Utilities Note Purchasers”) relating to the private placement of $90 million aggregate principal amount of 4.75% Senior Notes, Series A, with a maturity date of July 15, 2032 (the “Series A Notes”) and $85 million aggregate principal amount of 4.99% Senior Notes, Series B, with a maturity date of September 15, 2052 (the “Series B Notes,” and together with the Series A Notes, the “Utilities Notes”). The private placement of the Utilities Notes is exempt from registration under the Securities Act of 1933, as amended. Funding of the Series A Notes is expected on or before July 15, 2022, and funding of the Series B Notes is expected on or before September 15, 2022. Interest payments on the Series A Notes will be payable semiannually on January 15th and July 15th of each year. Interest payments on the Series B Notes will be payable semiannually on March 15th and September 15th of each year. The Utilities Notes will be unsecured and unsubordinated obligations of UGI Utilities, ranking pari passu in all respects with UGI Utilities’ existing and future unsecured and unsubordinated indebtedness. If any subsidiary guarantees or otherwise becomes liable for UGI Utilities’ obligations under a primary credit facility, the subsidiary will provide a guaranty of payment of the Utilities Notes and compliance with the Utilities Note Purchase Agreement. Proceeds from the Utilities Notes will be used primarily to refinance indebtedness and for general corporate purposes. The pricing of the Utilities Notes occurred on June 15, 2022.

The Utilities Note Purchase Agreement includes the usual and customary covenants for note purchase agreements of this type, including, among others, covenants relating to the maintenance of existence, payment of taxes when due, compliance with laws, maintenance of properties in good repair, compliance with the Office of Foreign Assets Control of the United States Department of the Treasury, maintenance of insurance, maintenance of books and records, pari passu ranking, merger and consolidation, line of business, antiterrorism and sanctions, and change in control. The Utilities Note Purchase Agreement also contains restrictive and financial covenants, specifying, among other things, that the sale of assets is limited to 15% of consolidated total assets as of the end of any period of twelve consecutive months subject to safe harbors for debt prepayment or property reinvestments and specified exclusions, that indebtedness (excluding certain indebtedness of subsidiaries) plus basket liens will not at any time exceed 10% of consolidated total assets, and that the ratio of total debt to total capitalization will not at any time exceed 0.65 to 1.00.

The Utilities Note Purchase Agreement also contains customary events of default, including, without limitation, failure to pay principal and make whole amount when due at maturity or otherwise, failure to pay interest within five business days of the due date, failure to satisfy any financial covenant, failure to comply with the non-financial covenants within a 30-day grace period, default beyond the applicable grace period for payments on other borrowings and cross acceleration for acceleration of other borrowings as a result of non-monetary defaults provided that either of such defaults relates to indebtedness in an aggregate principal amount of more than 2% of consolidated total assets, certain events of bankruptcy or insolvency of UGI Utilities and its principal subsidiaries, judgment defaults provided such judgment relates to the payment of money aggregating in excess of 2% of consolidated total assets, and material ERISA defaults.

The Utilities Notes are callable by UGI Utilities at any time, in whole or in part, at the make-whole price, which is the greater of (i) par plus accrued interest or (ii) the present value of the remaining principal and interest payments due on the Utilities Notes discounted by the yield on the U.S. Treasury obligation having a final maturity corresponding to the remaining average life of the Utilities Notes plus 50 basis points. Holders of the Utilities Notes have a right to require prepayment of the principal amount of the Utilities Notes, together with interest accrued thereon, if UGI Utilities ceases to be directly or indirectly majority owned, beneficially and of record, by the Company, including, without limitation, if the Company ceases to own (beneficially and of record), directly or indirectly, voting stock of UGI Utilities (or other securities convertible into such voting stock) representing 51% or more of the combined voting power of all voting stock of UGI Utilities and 51% or more of the economic interests in UGI Utilities.

The foregoing description of the Utilities Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Utilities Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mountaineer Gas Company Note Purchase Agreement

On June 30, 2022, Mountaineer Gas Company (“Mountaineer”), a wholly owned subsidiary of the Company, entered into a Note Purchase Agreement (the “Mountaineer Note Purchase Agreement”) with certain persons (the “Mountaineer Note Purchasers”) relating to the private placement of $40 million aggregate principal amount of 4.49% Senior Notes, Series E, with a maturity date of August 16, 2052 (the “Series E Notes”). The private placement of the Series E Notes is exempt from registration under the Securities Act of 1933, as amended. Funding of the Series E Notes is expected on or before August 16, 2022. Interest payments on the Series E Notes will be payable semiannually on February 16th and August 16th of each year. The Series E Notes will be unsecured and unsubordinated obligations of Mountaineer, ranking pari passu in all respects with Mountaineer’s existing and future unsecured and unsubordinated indebtedness. If any subsidiary guarantees or otherwise becomes liable for Mountaineer’s obligations under a material credit facility, the subsidiary will provide a guaranty of payment of the Series E Notes and compliance with the Mountaineer Note Purchase Agreement. Proceeds from the Series E Notes will be used primarily to refinance indebtedness and for general corporate purposes. The pricing of the Mountaineer Notes occurred on April 5, 2022.

The Mountaineer Note Purchase Agreement includes the usual and customary covenants for note purchase agreements of this type, including, among others, covenants relating to the maintenance of existence, payment of taxes when due, compliance with laws, maintenance of properties in good repair, compliance with the Office of Foreign Assets Control of the United States Department of the Treasury, maintenance of insurance, maintenance of books and records, pari passu ranking, merger and consolidation, line of business, antiterrorism and sanctions, and change in control. The Mountaineer Note Purchase Agreement also contains restrictive and financial covenants, specifying, among other things, that the sale of assets is limited to 15% of consolidated total assets in any fiscal year subject to safe harbors for debt prepayment or property reinvestments and specified exclusions, that priority indebtedness (excluding certain indebtedness of subsidiaries) will not at any time exceed 15% of consolidated tangible net worth, that the ratio of total debt to total capitalization will not at any time exceed 0.65 to 1.00, that the ratio of consolidated EBITDA to consolidated interest expense of Mountaineer shall not be less than 2.00 to 1.00 and that Mountaineer’s consolidated tangible net worth will not be less than $70 million at any time.

The Mountaineer Note Purchase Agreement also contains customary events of default, including, without limitation, failure to pay principal and make whole amount when due at maturity or otherwise, failure to pay interest within five business days of the due date, failure to satisfy any financial covenant or negative covenant, failure to comply with the affirmative covenants within a 30-day grace period, default beyond the applicable grace period for payments on other borrowings and cross acceleration for acceleration of other borrowings as a result of non-monetary defaults provided that either of such defaults relates to indebtedness in an aggregate principal amount of $15 million or more, certain events of bankruptcy or insolvency of Mountaineer and its material subsidiaries, judgment defaults provided such judgment relates to the payment of money aggregating in excess of $15 million, and material ERISA defaults.

The Series E Notes are callable by Mountaineer at any time, in whole or in part, at the make-whole price, which is the amount equal to the excess, if any, of the present value of the remaining principal and interest payments due on the Series E Notes discounted by the yield on the U.S. Treasury obligation having a final maturity corresponding to the remaining average life of the Series E Notes plus 50 basis points over the principal amount of the Series E Notes that are called. Holders of the Series E Notes have a right to require prepayment of the principal amount of the Series E Notes, together with interest accrued thereon, if Mountaineer ceases for any reason to be directly or indirectly majority owned, beneficially and of record, by the Company, including, without limitation, if the Company ceases to own (beneficially and of record), directly or indirectly, voting stock of Mountaineer representing 51% or more of the combined voting power of all voting stock of Mountaineer and 51% or more of the economic interests in Mountaineer, or if Mountaineer or any of its subsidiaries executes any agreement that may reasonably be expected to result in a change of control and if none of Fitch, Moody’s or Standard & Poor’s at such time is providing a debt rating for Mountaineer or at such time Mountaineer’s debt rating is below BBB- by Fitch, below Baa3 by Moody’s or below BBB- by Standard & Poor’s or there is a rating decline within 60 days of such event.

The foregoing description of the Mountaineer Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Mountaineer Note Purchase Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Utilities Note Purchase Agreement and the Mountaineer Note Purchase Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of Utilities Note Purchase Agreement and the Mountaineer Note Purchase Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Note Purchase Agreement, dated June 30, 2022, by and among UGI Utilities, Inc. and the purchasers listed as signatories thereto.
4.2	Note Purchase Agreement, dated June 30, 2022, by and among Mountaineer Gas Company and the purchasers listed as signatories thereto.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

July 5, 2022	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Assistant Secretary